UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

NEUROBO PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, Office 19th Floor

Boston, Massachusetts 02116

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

At the annual meeting (the “Annual Meeting”) of stockholders of NeuroBo Pharmaceuticals, Inc. (the “Company”) held on June 28, 2023, the Company’s stockholders (i) elected two Class I directors to the Company’s Board of Directors, each to serve three-year terms until the 2026 annual meeting of stockholders, (ii) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding common stock at a ratio in the range of 1-for-5 to 1-for-8 to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 5 to 8 shares would be combined, converted and changed into 1 share of the Company’s common stock (“Proposal 3”) and (iv) to authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3.

At the Annual Meeting, the total number of shares represented in person or by proxy was 19,383,746 of the 27,241,685 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting as of the May 15, 2023 record date.

The voting results at the Annual Meeting are shown below:

Proposal 1—Election of two Class I directors, each to serve three-year terms until the 2026 annual meeting of stockholders and until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.

Class I Nominees	Votes For	Votes Withheld	Broker Non-Votes
Na Yeon (Irene) Kim	16,263,684	128,573	2,991,489
D. Gordon Strickland	16,220,250	172,007	2,991,489

Proposal 2—Ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Votes Abstain
19,014,374	311,654	57,718

Proposal 3—Approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding common stock at a ratio in the range of 1-for-5 to 1-for-8 to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 5 to 8 shares would be combined, converted and changed into 1 share of the Company’s common stock.

Votes For	Votes Against	Votes Abstain
18,447,440	929,062	7,244

Proposal 4—Approval to authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3 described above.

Votes For	Votes Against	Votes Abstain
18,644,657	717,732	21,357

Item 8.01.Other Events.

As part of a regular review of the corporate governance practices of the Company and in an effort to continue to attract and retain qualified members of the Board of Directors of the Company (the “Board”), after consultation with compensation experts and upon recommendation of the Compensation Committee, the Board approved an Amended and Restated Non-Employee Director Compensation Policy (the “A&R Non-Employee Director Compensation Policy”), which provides annual cash and equity compensation for non-employee members of the Board, on the terms and conditions contained therein. The A&R Non-Employee Director Compensation Policy is intended to enable the Company to attract qualified directors, provide them with compensation at a level that is consistent with the Company’s compensation objectives, and in the case of equity-based compensation, align our directors’ interests with those of our stockholders. The A&R Non-Employee Director Compensation Policy was effective as of June 27, 2023.

Annual Cash Retainer

Under the A&R Non-Employee Director Compensation Policy, each of our non-employee members of the Board is entitled to receive the following cash compensation for services on the Board and committees thereof, as follows:

Position	Amount
Base Board Retainer	$40,000
Chair of the Board (in addition to above Base Retainer)	$35,000
Chair of Audit Committee	$18,000
Chair of Compensation Committee	$12,000
Chair of Nominating and Corporate Governance Committee	$10,000
Member of Audit Committee (non-Chair)	$9,000
Member of Compensation Committee (non-Chair)	$6,000
Member of Nominating and Corporate Governance Committee (non-Chair)	$5,000

The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial quarters.

Equity Compensation

Legacy Grant: On the thirtieth (30th) day following the effective date of the A&R Non-Employee Director Compensation Policy, each person who is then serving as a non-employee member of the Board who has continuously served as non-employee member of the Board during 2022 will be automatically, and without further action by the Board or the Compensation Committee, granted a restricted stock unit award (each an “RSU Award”) for an 87,500 (the “Legacy Director RSU”) shares of the Company’s common stock (the “Common Stock”).  50% of each Legacy Director RSU will be vested as of the date of grant and the remainder will vest in two equal installments on each subsequent anniversary of the date of grant, subject to such non-employee director’s continuous service with the Company on each vesting date.

Initial Grant:  For each non-employee director who is first elected or appointed to the Board in 2023 prior to the effective date of the A&R Non-Employee Director Compensation Policy or on or following the effective date of the A&R Non-Employee Director Compensation Policy, at the close of business on the thirtieth (30th) day following the date of such non-employee director’s initial election or appointment to the Board or on the thirtieth (30th) day following the effective date of the A&R Non-Employee Director Compensation Policy with respect to any non-employee director that was first elected or appointed to the Board in 2023 prior to the effective date of the A&R Non-Employee Director Compensation Policy, each such non-employee director will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award for 25,000 shares of the Common Stock (each, an “Initial Grant”).  50% of each Initial Grant will be vested as of the date of grant and the remainder will vest in two equal installments on each subsequent anniversary of the date of grant, subject to such non-employee director’s continuous service with the Company on each vesting date.

Annual Grant and Prorated Annual Grant: On the thirtieth (30th) day following the first annual meeting of the Company’s stockholders following the effective date of the A&R Non-Employee Director Compensation Policy and on the date of each subsequent annual meeting of the Company’s stockholders (each, an “Annual Meeting”), each person who is then a non-employee director will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award for 12,500 shares of the Common Stock (each, an “Annual Grant”).

In addition, for each non-employee director who is first elected or appointed to the Board after the first annual meeting of the Company’s stockholders following the effective date of the A&R Non-Employee Director Compensation Policy on a date other than the date of an annual meeting of the Company’s stockholders, at the close of business on the thirtieth (30th) day following such non-employee director’s initial election or appointment to the Board, such non-employee director will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award for 12,500 shares of the Common Stock, multiplied by a fraction, the numerator of which equals 365 minus the total number of days, as of the grant date of such RSU Award, that have occurred since the last Annual Meeting and the denominator of which equals 365, rounded down to the nearest whole unit (each, a “Prorated Annual Grant”).

Each Annual Grant and Prorated Annual Grant will vest in full on the earlier of (i) the one-year anniversary of the grant date of the Annual Grant or Prorated Annual Grant, as applicable, and (ii) the date immediately prior to the date of the Annual Meeting next following the grant date of such Annual Grant or Prorated Annual Grant, as applicable, subject to such non-employee director’s continuous service with the Company on each vesting date.

Retainer Grant: Each non-employee director may elect to forego receiving payment of all (but not less than all) of the annual cash retainers described above that he or she is otherwise eligible to receive for the period during the Company’s fiscal year that the election applies commencing on the first day of such fiscal year (or if the non-employee director makes the election in the Company’s fiscal year that the election applies, on the first day of the Company’s fiscal quarter next following the Company’s fiscal quarter in which the election is made) and ending on the last day of such fiscal year and instead receive an RSU Award (the “Retainer Grant”), provided such election is timely made and complies with certain other requirements specified in the A&R Non-Employee Director Compensation Policy. If a non-employee director timely makes the election described above in accordance with the A&R Non-Employee Director Compensation Policy, on the first day of the Company’s fiscal year that the election applies (or if the non-employee director makes the election in the Company’s fiscal year that the election applies, on the first day of the Company’s fiscal quarter following the Company’s fiscal quarter in which the election is made), the non-employee director will be automatically granted a Retainer Grant covering a number of RSUs equal to the (i) aggregate amount of the annual cash retainers that the non-employee director is eligible to receive under the A&R Non-Employee Director Compensation Policy for the applicable period to which the election applies divided by (ii) the average fair market value of a share of the Company’s common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Retainer Grant, rounded down to the nearest whole unit.  Each Retainer Grant will vest in equal quarterly installments over the period commencing on the grant date of the Retainer Grant and ending on the last day of the fiscal year in which the Retainer Grant is granted, subject to the non-employee director’s continued service on each vesting date.

Deferral of Settlement of RSU Awards: Each non-employee director may elect to defer the delivery of shares in settlement of any RSU award granted under the A&R Non-Employee Director Compensation Policy that would otherwise be delivered to such non-employee director on or following the date such award vests pursuant to the terms of a deferral election such non-employee director makes in accordance with the A&R Non-Employee Director Compensation Policy.

Change of Control; Death; Disability: Each RSU Award held by a non-employee director that is granted under the A&R Non-Employee Director Compensation Policy, including the awards described above, will fully vest upon such non-employee director’s death or disability (as defined in the Company’s 2022 Equity Incentive Plan), or immediately prior to the consummation of a change in control (as defined in the Company’s 2022 Equity Incentive), in each case to extent such award is outstanding immediately prior to the occurrence of such event.

Non-Employee Director Compensation Limit: The aggregate value of all compensation granted or paid, to any non-employee director with respect to any fiscal year of the Company, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed the limits set forth in the Company’s 2022 Equity Incentive Plan, currently, (1) $750,000 in total value or (2) if such non-employee director first joins the Board during such fiscal year, $1,500,000 in total value.

All RSU Awards shall be issued pursuant to the terms of the Company’s 2022 Equity Incentive Plan.

The foregoing description of the A&R Non-Employee Director Compensation Policy is not complete and is subject to and qualified in its entirety by reference to the A&R Non-Employee Director Compensation Policy, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

10.1	Amended and Restated Non-Employee Director Compensation Policy
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroBo Pharmaceuticals, Inc.

Date: June 29, 2023	By:	/s/ Joseph Hooker
Joseph Hooker
Interim President and Chief Executive Officer